                                                                     Exhibit 5.1

                     [Form of Kirkland & Ellis LLP Opinion]



To Call Writer Directly:
        (212) 446-4800

                                             , 2004


Alliance Laundry Holdings, Inc.
P.O. Box 990
Ripon, WI 54971-0990



         Re:    Registration Statement on Form S-1


Ladies and Gentlemen:


     We are acting as special counsel to Alliance Laundry Holdings, Inc., a Delaware corporation (the "Company") and its subsidiary Alliance Laundry
Systems LLC (the "Guarantor"), in connection with the proposed registration by
the Company of (i)       shares of its Class A common stock, par value $0.01 per
share (the "Shares"), (ii)       of its       % Senior Subordinated Notes due
2014 (the "Notes") and (iii)          Income Deposit Securities, (the "IDSs"),
each representing one Share and one Note, pursuant to a Registration Statement on Form S-1 (Registration No. 333-114420), originally filed with the Securities and Exchange Commission (the "Commission") on April 13, 2004 under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The Notes are to be issued pursuant to the Indenture (as amended
and supplemented from time to time, the "Indenture"), dated as of            ,
2004 by and among the Company, the Guarantor and              , as trustee. The
obligations of the Company under the Notes will be guaranteed by the Guarantors.




     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation (the "Restated Charter") of the Company in the form filed as Exhibit 3.1 to the Registration Statement; (ii) the By-laws (the "By-laws") of the Company in the form filed as Exhibit 3.3 to the Registration Statement; (iii) the form of underwriting agreement attached as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"); (iv) the form of Indenture attached as Exhibit
4.1 to the Registration Statement; (v) a form of the stock certificate for common stock attached as Exhibit 4.4 to the Registration Statement; (vi) a form of global IDS certificate attached as Exhibit 4.5 to the Registration Statement;
(vii) a form of Senior Subordinated Note attached as Exhibit 4.2 to the Registration Statement; (viii) certain resolutions of the Board of Directors and shareholders of the Company (the "Resolutions"); and (ix) the Registration Statement.


     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantor and others.


     Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

     (i) the Shares will be duly authorized, and, when the Registration Statement becomes effective under the Act, when the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Shares and when appropriate certificates representing the Shares are duly countersigned and registered by the Company's transfer agent/registrar and delivered to the Company's underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.


     (ii) the Notes and the Guarantee (in the forms examined by us) will be validly issued and binding obligations of the Issuer and the Guarantor, respectively, when the Registration Statement becomes effective under the Act, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Notes and the Guarantee (in the forms examined by us) have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof.



     (iii) the IDSs will be duly authorized, and when the Registration Statement becomes effective under the Act, when the Board of the Directors of the Company has taken all necessary action to approve the issuance and sale of the IDSs and when appropriate certificates representing the IDSs are duly countersigned and registered by the Company's transfer agent/registrar and delivered to the Company's underwriters against payment of the agreed consideration therefore and otherwise in accordance with the provisions of the Indenture, the IDSs will be validly issued and legally binding obligations of the Company enforceable against the Company in accordance with their terms.


     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.


                                                 Yours very truly,